                                                                     EXHIBIT 4.2
                                                                     -----------

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOTE BE SOLD OR OTHERWISE DISTRIBUTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.

                            WARRANT TO PURCHASE STOCK

Issuer:  GSV, Inc., a Delaware corporation
Number of Shares: 1,142,857 subject to adjustment as set forth below Class of Stock: Common Stock, $.001 par value per share
Exercise Price:  $.70, subject to adjustment as set forth below
Issue Date:  As of May 11, 2004
Expiration Date: May 10, 2005

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, this Warrant is issued to D. Emerald Investments Ltd., a corporation organized and existing under the laws of Israel ("Holder") by GSV, Inc., a Delaware corporation (the "Company").

     Subject to the terms of the Purchase Agreement dated as of May 11, 2004, by and between the Company and the Holder (the "Purchase Agreement") and subject to the terms and conditions hereinafter set forth below, the Holder is entitled upon surrender of this Warrant and the duly executed Notice of Exercise form annexed hereto as Appendix 1, at the office of the Company, 191 Post Road West, Westport, Connecticut 06880, or such other office as the Company shall notify the Holder of in writing (the "Principal Office"), to purchase from the Company One Million, One Hundred and Forty-Two Thousand and Eight Hundred and
Fifty-Seven (1,142,857), duly authorized, validly issued, fully paid and non-assessable shares, free and clear of all liens, pledges, security interests, charges, and encumbrances (the "Shares") of the Company's common stock, $.001 par value per share ("Common Stock"). The purchase price per Share shall be the Exercise Price, subject to adjustment as set forth in Article 2 below. This Warrant may be exercised in whole or in part at any time and from time to time until 5:00 PM, Eastern time, on May 10, 2005 (the "Expiration Date"). Until such time as this Warrant is exercised in full or expires, the Exercise Price and the number of Shares shall be subject to adjustment as hereinafter provided

                                    ARTICLE 1

                                    EXERCISE
                                    --------

        1.1 Method of Exercise. Holder may exercise this Warrant, in whole or in part, by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the Principal Office of the Company. Holder shall also deliver to the Company a certified check for the aggregate Exercise Price for the Shares being purchased.

        1.2 Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, the Company shall issue to the Holder the Shares to which the Holder shall be entitled thereby, duly authorized, validly issued, fully paid, non assessable and free and clear of all liens, pledges, security interests, charges and encumbrances and shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing the right to purchase the balance of the Shares not yet so acquired. Upon receipt by the Company of the Notice of Exercise and the aggregate Exercise Price, the Holder shall be deemed to be the holder of the Shares issuable upon such exercise, notwithstanding that the share transfer books of the Company shall then be closed and that certificates representing such shares shall not then be actually delivered to the Holder.

        1.3 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor. The term "Warrant" as used herein shall include this Warrant and any warrants subsequently delivered in substitution or exchange therefore as provided herein.

        1.4     Sale, Merger, or Consolidation of the Company.

                1.4.1 "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, transfer, exclusive license, or other conveyance or disposition of all or substantially all of the assets or business of the Company, or any securities transaction, reorganization, consolidation or merger of the Company in which the holders of the Company's outstanding voting equity securities immediately prior to the transaction beneficially own less than 50.1% of the outstanding voting equity securities of the surviving or successor entity immediately after the transaction.

                1.4.2   Assumption  of Warrant.  This  Warrant  shall
automatically and immediately be binding upon any successor or surviving entity succeeding the Company as a result of an Acquisition(other than an Acquisition in which the consideration received by the Company or its stockholders, as the case may be, consists solely of cash). Upon the closing of any such Acquisition., this Warrant shall be exercisable for the same securities and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted accordingly.

                                    ARTICLE 2

                                   ADJUSTMENTS
                                   -----------

        2.1 Stock Dividends, Splits, Etc. If the outstanding shares of the Company's Common Stock at any time while this Warrant remains outstanding and unexpired shall be subdivided or split into a greater number of shares or a dividend in Common Stock shall be paid in respect of the outstanding Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be), be proportionately decreased. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Exercise Price in effect immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

        2.2 Reclassification, Exchange or Substitution. Upon any reclassification, recapitalization, exchange, substitution, reorganization or other event that results in a change of the number and/or class of the Common
Stock, lawful provision shall be made so that Holder shall be entitled thereafter to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have been entitled to receive if this Warrant had been exercised immediately before such reclassification, exchange, substitution, reorganization or other event. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of Holder such that the provisions set forth in this Section 2 (including provisions with respect to the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant. The provisions of this Section
2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, reorganizations or other events.

        2.3 Price Adjustment. No adjustment in the per share Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least $0.01; provided, however, that any adjustments that by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

        2.4 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation, as amended, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms, covenants, stipulations or conditions to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. The Company further agrees that it will maintain and reserve at all times, free from pre-emptive rights, and after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of the Company, such number of authorized but unissued Shares to permit the exercise of this Warrant for the full number of Shares herein and so that this Warrant, and any subsequent Warrants issued to the Holder, may be exercised without additional authorization. The Company further covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be dully authorized, validly issued, fully paid and non-assessable shares, free and clear of all liens, pledges, security interests, charges, and encumbrances.

        2.5 Adjustments for Diluting Issuances. If the Company shall issue, after the Issue Date set forth on the face of this Warrant, any Equity Securities (as defined below) at a price per share or conversion price or exercise price lower than the Exercise Price in effect immediately before such Equity Securities are issued, (as such Exercise Price may have been previously adjusted pursuant to the provisions of this
Article 2), the Exercise Price for the Shares of Common Stock issuable hereunder shall be adjusted to equal the price per share or the conversion price or the exercise price of such Equity Securities, as applicable. The foregoing shall not apply to issuance of common stock or preferred stock the proceeds of which will be payable to the Company in immediately available funds upon issuance thereof.

For purposes of this Warrant, the term "Equity Securities" shall mean any securities evidencing an ownership interest in the Company, or any securities having voting rights in the election of the Board of Directors of the Company not contingent upon default, or any securities convertible into or exercisable for any class of shares of the Company, or any agreement or commitment to issue any of the foregoing.

        2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded up to the nearest whole Share.

        2.7 Certificate as to Adjustments. Upon the occurrence of each event that results in an adjustment of the Exercise Price or number of Shares, the Company, at its sole cost and expense, shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price and the number of Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                                    ARTICLE 3

                            COVENANTS OF THE COMPANY
                            ------------------------

        3.1     Notice of Certain  Events.  If the Company  proposes at any time
(a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification, recapitalization, exchange or substitution of any of its securities; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall give Holder (1) at least 15 days' prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of securities of the Company will be entitled to receive such dividend, distribution or subscription rights) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days' prior written notice of the date when the same will take place (and specifying the date on which the holders of securities of the Company will be entitled to exchange their securities of the Company for securities or other property deliverable upon the occurrence of such event).

                                    ARTICLE 4

                                  MISCELLANEOUS
                                  -------------

        4.1 Legends. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

     THIS SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISTRIBUTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.

        4.2 Compliance with Securities Laws on Transfer. This Warrant and the Shares may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if (i) there is no material question as to the availability of current information as referenced in Rule 144(c), (ii) Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, (iii) the selling broker represents that it has complied with Rule 144(f), and (iv) the Company is provided with a copy of Holder's notice of proposed sale.

        4.3 Transfer Procedure. Subject to the provisions of Section 4.2, Holder may transfer all or part of this Warrant and/or the Shares issuable upon exercise of this Warrant at any time by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee, if applicable and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable in case of a partial transfer).

        4.4 No Rights as Stockholder. Until the exercise of this Warrant, the registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

        4.5 Successors. The rights and obligations of the parties to this Warrant will inure to the benefit of and be binding upon the parties hereto and
their  respective  heirs,  successors,   assigns,   pledgees,   transferees  and
purchasers

        4.6 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

        4.7 Governing Law and Jurisdiction. This Warrant will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and Holder hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth in Section 4.6 below will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

        4.8 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by facsimile or certified mail, postage prepaid, if to the Company, to it at GSV, Inc., 191 Post Road West, Westport, Connecticut 06880, Attention:
President, with a copy to Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019, Attention: Ralph W. Norton, Esq., and if to Holder, to D. Emerald Investments Ltd., 85 Medinat Ha-Yehudim, Herzelia, Israel, Attention: Roy Harel, Manager, with a copy to Kantor, Elhanani, Tal & Co., Mozes House, 74-76 Rothschild Blvd., Tel-Aviv Israel 65785, Attention: Adv. Dana Yagur.

        4.9 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        4.10 Attorneys Fees. In the event of any dispute between the concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

        4.11 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                                        GSV, INC.


                                        By:/s/ Gilad Gat
                                           -------------
                                           Name: Gilad Gat
                                           Title: Chief Executive Officer and
                                                   President

                                   APPENDIX 1
                                   ----------

                               NOTICE OF EXERCISE
                               ------------------

     1.  The  undersigned   hereby  elects  to  purchase  _____  shares  of  the
____________ stock of GSV, Inc. pursuant to Section 1.1 of the attached Warrant, and tenders herewith payment of the Exercise Price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                                -------------------------------------------
                                (Name)


                                -------------------------------------------

                                -------------------------------------------
                                (Address)

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                ------------------------------------
                                (Signature)

--------------------
(Date)